Exhibit 10.11

FORM

TRADEWEB MARKETS INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT - NOTICE OF GRANT

Tradeweb Markets Inc. (the “Company”), a Delaware corporation, hereby grants to the Grantee set forth below (the “Grantee”) Restricted Stock Units (the “Restricted Stock Units”), pursuant to the terms and conditions of this Notice of Grant (the “Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the Tradeweb Markets Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Award Agreement or, if not defined therein, in the Plan, unless the context requires otherwise.  Each Restricted Stock Unit represents the right to receive one (1) Share at the time and in the manner set forth in Section 4 of the Award Agreement.

Date of Grant:	[•]

Name of Grantee:	[•]

Number of Restricted Stock Units:	[•] Shares

Vesting:	The Restricted Stock Units shall vest pursuant to the terms and conditions set forth in Section 3 and Section 5 of the Award Agreement.

Vesting Start Date:	[•]

The Restricted Stock Units shall be subject to the execution and return of this Notice by the Grantee to the Company within [60] days of the date hereof (including by utilizing an electronic signature and/or web-based approval and notice process or any other process as may be authorized by the Company). By executing this Notice, the Grantee acknowledges that his or her agreement to the covenants set forth in Section 6 of the Award Agreement is a material inducement to the Company in granting this Award to the Grantee.

This Notice may be executed by facsimile or electronic means (including, without limitation, PDF) and in one or more counterparts, each of which shall be considered an original instrument, but all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Notice of Grant as of the Date of Grant set forth above.

TRADEWEB MARKETS INC.

By:
Name:
Title:

GRANTEE

By:
Name: [•]

[SIGNATURE PAGE TO NOTICE OF RESTRICTED STOCK UNIT GRANT FOR TRADEWEB MARKETS INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN]

Exhibit A

TRADEWEB MARKETS INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT

AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is entered into by and among Tradeweb Markets Inc. (the “Company”) and the individual set forth on the signature page to that certain Notice of Grant (the “Notice”) to which this Award Agreement is attached.  The terms and conditions of the Restricted Stock Units granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, shall be as set forth in the Notice and this Award Agreement.  Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Notice or, if not defined therein, in the Plan, unless the context requires otherwise.

1.                          No Right to Continued Employee Status or Consultant Service

Nothing contained in this Award Agreement shall confer upon the Grantee the right to the continuation of his or her Employee status, or, in the case of a Consultant or Director, to the continuation of his or her service arrangement, or any case shall interfere with the right of the Company or any of its Subsidiaries or other affiliates to Terminate the Grantee.

2.                          Term of Restricted Stock Units

This Award Agreement shall remain in effect until the Restricted Stock Units have fully vested and been settled or been forfeited by the Grantee as provided in this Award Agreement.

3.                          Vesting of Restricted Stock Units.

(a)                                 Vesting Schedule. Subject to the remainder of this Section 3 and Section 5 hereof, the Restricted Stock Units shall become fully (100%) vested upon the first anniversary of the Vesting Start Date, subject to the Grantee not having Terminated prior to such anniversary.

Except as otherwise provided in Sections 3(b) and Section 5, if the Grantee Terminates for any reason, the portion of this Award that has not vested as of such date shall terminate upon such Termination and be deemed to have been forfeited by the Grantee without consideration.

(b)                                 Change in Control. Notwithstanding the foregoing, if the Grantee is Terminated by the Company (or its successor) without Cause within the 12-month period following a Change in Control, the portion of the Award that has not vested as of the date of such Termination shall become fully vested as of the date of such Termination.

4.                          Settlement

Within thirty (30) days following the date on which any portion of the Award vests pursuant to Section 3 or Section 5 of this Award Agreement, the Company shall deliver to the Grantee one (1) Share in settlement of each Restricted Stock Unit that becomes vested on such vesting date (each such date, an “Original Distribution Date”).

Notwithstanding the foregoing, in the event that (i) the Grantee is subject to the Company’s insider trading policy, including any policy permitting officers and directors to sell Shares only during certain “window” periods, in effect from time to time (collectively, the “Policy”), the Grantee is subject to a lock-up agreement (a “Lock-Up Agreement”) with one or more underwriters or placement agents in connection with an offering or other placement of securities by the Company, or the Grantee is otherwise prohibited from selling Shares in the public market and any Shares underlying the Grantee’s Restricted Stock Units are scheduled to be delivered on an Original Distribution Date that (A) does not occur during an open “window period” applicable to the Grantee or on a day on which the Grantee is permitted to sell Shares underlying any portion of the Restricted Stock Units that has vested pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, as applicable, (B) occurs within a period during which transactions in Company securities by the Grantee are prohibited under the terms of a Lock-Up Agreement (a “Lock-Up Period”) or (C) does not occur on a date when the Grantee is otherwise permitted to sell Shares on the open market, and (ii) the Company elects not to satisfy the Grantee’s tax withholding obligations by withholding Shares from the Grantee’s distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered, as applicable, on (X) the first business day of the next occurring open “window period” applicable to the Grantee pursuant to the Policy, (Y) the first business day immediately following the end of the Lock-Up Period, or (Z) the next business day on which the Grantee is not otherwise prohibited from selling Shares in the open market, but in no event later than December 31st of the calendar year in which the Original Distribution Date occurs.

5.                          Termination of Service

(a)                                 Except as set forth in the remainder of this Section 5, if the Grantee incurs a Termination for any reason, whether voluntarily or involuntarily, then the portion of the Restricted Stock Units that have not previously vested shall terminate as of the date of the Grantee’s Termination. If the Grantee incurs a Termination for Cause, then the Restricted Stock Units (including, for the avoidance of doubt, Restricted Stock Units that are unvested and vested but not yet settled) shall be forfeited and terminate immediately without consideration upon the effective date of such Termination for Cause.

(b)                                 If the Grantee incurs a Termination due to death or Disability, the portion of the Grantee’s Restricted Stock Units that have not previously vested shall become vested in full as of the date of the Grantee’s death or Termination due to Disability.

6.                          Prohibited Activities

(a)                                 No Sale or Transfer. Unless otherwise required by law, the Restricted Stock Units shall not be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind, other than by will or by the laws of descent or distribution; provided, however, that any transferred Restricted Stock Units will be subject to all of the same terms and conditions as provided in the Plan and this Award Agreement and the Grantee’s estate or beneficiary appointed in accordance with the Plan will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(b)                                 Right to Terminate Restricted Stock Units and Recovery. The Grantee understands and agrees that the Company has granted the Restricted Stock Units to the Grantee to reward the Grantee for the Grantee’s future efforts and loyalty to the Company and its affiliates by giving the Grantee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, if (a) the Grantee materially violates the Grantee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which the Grantee is a party, or (b) the Grantee materially breaches or violates the Grantee’s obligations relating to non-disparagement under any Restrictive Agreement to which the Grantee is a party, or (c) the Grantee engages in any activity prohibited by this Section 6 of this Award Agreement, or (d) the Grantee materially breaches or violates any non-solicitation obligations under any Restrictive Agreement to which the Grantee is a party, or  (e) the Grantee is convicted of a felony against the Company or any of its affiliates or (f) the Grantee breaches or violates any non-competition obligations under any Restrictive Agreement to which the Grantee is a party (as applicable), then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Restricted Stock Units (including the vested portion of the Restricted Stock Units) without consideration, which shall be of no further force and effect.  “Restrictive Agreement” shall mean (i) for any Grantee who is not a resident of the State of California, any agreement between the Company or any Subsidiary and the Grantee that contains non-competition, non-solicitation, non-hire, non-disparagement, or confidentiality restrictions applicable to the Grantee and (ii) for any Grantee who is a resident of the State of California, any agreement between the Company or any Subsidiary and the Grantee that contains non-solicitation, non-hire, non-disparagement, or confidentiality restrictions applicable to the Grantee.

(c)                                  Other Remedies. The Grantee specifically acknowledges and agrees that its remedies under this Section 6 shall not prevent the Company or any Subsidiary from seeking injunctive or other equitable relief in connection with the Grantee’s breach of any Restrictive Agreement.  In the event that the provisions of this Section 6 should ever be deemed to exceed the limitation provided by applicable law, then the Grantee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

7.                          No Rights as Stockholder

The Grantee shall have no rights as a stockholder with respect to the Shares covered by the Restricted Stock Units until the effective date of issuance of the Shares and the entry of the Grantee’s name as a shareholder of record on the books of the Company following delivery of the Shares in settlement of the Restricted Stock Units.

8.                          Taxation Upon Settlement of the Restricted Stock Units; Tax Withholding

The Grantee understands that the Grantee will recognize income, for Federal, state and local income tax purposes, as applicable, in respect of the vesting and/or settlement of the Restricted Stock Units. The acceptance of the Shares by the Grantee shall constitute an agreement by the Grantee to report such income in accordance with then applicable law and to cooperate with Company and its Subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes.

The Grantee is responsible for all tax obligations that arise as a result of the vesting and settlement of the Restricted Stock Units. The Company may withhold from any amount payable to the Grantee an amount sufficient to cover any Federal, state or local withholding taxes which may become required with respect to such vesting and settlement or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting and settlement of the Restricted Stock Units. The Company shall have the right to require the payment of any such taxes and require that the Grantee, or the Grantee’s beneficiary, to furnish information deemed necessary by the Company to meet any tax reporting obligation as a condition to delivery of any Shares pursuant to settlement of the Restricted Stock Units. The Grantee may pay his or her withholding tax obligation in connection with the vesting and settlement of the Restricted Stock Units, by making a cash payment to the Company.  In addition, the Committee, in its sole discretion, may allow the Grantee, to pay his or her withholding tax obligation in connection with the vesting and settlement of the Restricted Stock Units, by (x) having withheld a portion of the Shares then issuable to him or her upon settlement of the Restricted Stock Units or (z) surrendering Shares that have been held by the Grantee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the settlement of the Restricted Stock Units, in each case having an aggregate Fair Market Value equal to the withholding taxes.

9.                          Securities Laws

Upon the acquisition of any Shares pursuant to the settlement of the Restricted Stock Units, the Grantee will make such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with securities laws or with this Award Agreement. Grantee hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Grantee upon settlement of the Restricted Stock Units in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any other Federal, state or local law, or the laws of any other country. The Company reserves the right to place restrictions on any Shares the Grantee may receive as a result of the settlement of the Restricted Stock Units.

10.                   Modification, Amendment, and Termination of Restricted Stock Units

Except as set forth in Section 12(b) hereof, this Award Agreement may not be modified, amended, terminated and no provision hereof may be waived in whole or in part except by a written agreement signed by the Company and the Grantee and no modification shall, without the consent of the Grantee, alter to the Grantee’s material detriment or materially impair any rights of the Grantee under this Award Agreement except to the extent permitted under the Plan.

11.                   Notices

Unless otherwise provided herein, any notices or other communication given or made pursuant to the Notice, this Award Agreement or the Plan shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date of delivery by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one (1) business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)                                 If to the Company at the address below:

Tradeweb Markets Inc.
1177 Avenue of the Americas
New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

(b)                                 If to the Grantee, at the most recent address or email contained in the Company’s records.

12.                   Award Agreement Subject to Plan and Applicable Law

(a)                                 This Award Agreement is made pursuant to the Plan and shall be interpreted to comply therewith. Any provision of this Award Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan, the Notice, and this Award Agreement, and it shall control as to any matters not contained in this Award Agreement. The Committee shall have authority to construe this Award Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Award Agreement, and to prescribe rules and regulations relating to the administration of this Award.

(b)                                 For the avoidance of doubt, with respect to any Grantee resident outside of the U.S., if the application of the vesting provision as set forth in Section 5(b) hereof is invalid or impracticable under applicable local law, the terms of Section 5(b) hereof shall either be amended or be deemed not to apply to such Grantee, as determined in the sole discretion of the Committee. All determinations made and actions taken with respect to this Section 12(b) shall be made in the sole discretion of the Committee.

(c)                                  This Award Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof, and subject to the exclusive jurisdiction of the courts therein. The Grantee hereby consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Delaware having subject matter jurisdiction in the matter.

13.                   Section 409A

The Restricted Stock Units are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to be exempt from Section 409A of the Code or, if not exempt, in compliance therewith.  Nothing contained herein shall constitute any representation or warranty by the Company regarding compliance with Section 409A of the Code.  The Company shall have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A of the Code on any Person and none of the Company, its Subsidiaries or affiliates, nor any of their respective employees or representatives, shall have any liability to the Grantee with respect thereto.

14.                   Headings and Capitalized Terms

Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan. Headings are for convenience only and are not deemed to be part of this Award Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Award Agreement.

15.                   Severability and Reformation

If any provision of this Award Agreement shall be determined by a court of law of competent jurisdiction to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof. In that case, this Award Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

16.                   Binding Effect

This Award Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

17.                   Entire Agreement

This Award Agreement, together with the Plan, supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof.  If there is any conflict between the Notice, this Award Agreement and the Plan, then the applicable terms of the Plan shall govern.

18.                   Waiver

Waiver by any party of any breach of this Award Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.